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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors QSound Labs, Inc.

We have issued our report dated March 29, 2006, accompanying the consolidated financial statements included in the Annual Report of QSound Labs, Inc. on Form 20-F for the year ended December 31, 2006 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

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